SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   MAY 3, 2005


                                  GENOMED, INC.
             (Exact name of registrant as specified in its charter)


----------------------------- --- ------------------ --- -----------------------
          FLORIDA                     000-49720                43-1916702
----------------------------- --- ------------------ --- -----------------------
(State or other jurisdiction       (Commission file           (IRS Employer
     of incorporation)                  number)           Identification Number)
----------------------------- --- ------------------ --- -----------------------


             9666 OLIVE BLVD., SUITE 310, ST. LOUIS, MISSOURI 63132
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
               ---------------------------------------------------
                                 (314) 983-9933

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) The registrant's independent auditor, Rubin, Brown, Gornstein & Co., LLP ("RBG") declined to stand for reelection, and, effective May 3, 2005, RBG was dismissed.

     The report of RBG on the financial statements for the year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the year ended December 31, 2004 contained an explanatory paragraph expressing doubt about the Registrant's ability to continue as a going concern.

     RBG served as the auditor during the most recent fiscal year of the registrant (2004), and during that time there has been no disagreement with RBG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of RBG, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The registrant has authorized RBG to respond fully to any inquiries of its new auditor concerning any issue relating to the registrant's accounting principles or practices or financial reporting, the registrant's financial statements or RBG's audit thereof or audit opinions thereon.

     The registrant has provided a copy of the disclosures in this report to RBG. Any letter from RBG pursuant to paragraph (a)(3) of Regulation S-K will be supplied by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


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                                     GenoMed, Inc.


Dated:  May 6, 2005                  By:   /s/ Dr. David Moskowitz
                                           --------------------------------
                                           Dr. David Moskowitz
                                           Chairman of the Board and
                                           Chief Executive Officer
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